Exhibit 99.1



                                                                    News Release
FOR RELEASE February 22, 2001
Contact: Allen & Caron Inc                 Merrimac Industries, Inc.
         Michael Mason (investors)         Mason N. Carter, Chairman & CEO
         212-691-8087                      973-575-1300, ext. 202
         michaelm@allencaron.com           mnc@merrimacind.com

         Allen & Caron Inc                 Merrimac Industries, Inc.
         Kari Rinkeviczie (media)          Erika A. Barsness, Investor Relations
         616-647-0780                      973-575-1300, ext. 200
         kari@allencaron.com               eab@merrimacind.com


                  SHAREHOLDERS APPROVE DELAWARE REINCORPORATION

WEST CALDWELL, NJ (February 22, 2001) .... Merrimac Industries, Inc. (AMEX:
MRM), a leader in the design and manufacture of RF Microwave components, assemblies and Micro-Multifunction (MMFM(R)) Modules, announced today that its Reincorporation, which was approved at the February 21, 2001 Special Meeting of Shareholders, was completed and the Company which had been incorporated in New Jersey is now incorporated in Delaware. The Special Meeting had originally been called for January 23, but had been adjourned to allow additional time for Shareholders to cast their votes.

Chairman and CEO, Mason N. Carter commented, "We are pleased with the overwhelming support that this proposal has received. Now Merrimac can move forward as a Delaware corporation with all the entitlements afforded by being incorporated in that state."

The reincorporation in Delaware permits the Company to operate under the highly developed and predictable Delaware corporate legal system. The reincorporation also provides the Company with additional capital stock which the Company can use for acquisitions and other business opportunities that may arise in the future, for greater financial flexibility in raising new capital, and for the possibility of future stock dividends and stock splits should the Board of Directors determine such action is warranted. The Company has no current contracts, commitments, plans or intention to issue any of the increased authorized capital stock and, in particular to issue any preferred stock that is convertible into common stock that would dilute existing shareholders.

About Merrimac

Merrimac Industries Inc. is a leader in the design and manufacture of RF Microwave components, assemblies and Micro-Multifunction (MMFM(R)) Modules serving the wireless telecommunications industry worldwide with enabling technologies for commercial applications. Merrimac is focused on providing Total Integrated Packaging Solutions(TM) with Multi-Mix(R) Microtechnology, a leading edge competency providing value to our customers through miniaturization and integration. The Multi-Mix(R) process for microwave, multilayer integrated MMFM(R) circuits is a patented method developed at Merrimac Industries based on fluoropolymer composite substrates. The fusion bonding of multilayer structures provides a homogeneous dielectric medium for superior electrical performance at microwave frequencies. The bonded layers may incorporate embedded semiconductor devices, MMICs, etched resistors, passive circuit elements and plated-through via holes to form a three-dimensional subsystem enclosure that requires no further packaging. Merrimac Industries, Inc. is ISO 9001 certified.

Merrimac Industries, Inc. and its subsidiary Filtran Microcircuits Inc., with locations in West Caldwell, NJ, San Jose, Costa Rica and Ottawa, Ontario, Canada, have approximately 260 co-workers dedicated to the design and manufacture of signal processing components, gold plating of high frequency microstrip, bonded stripline and thick metal-backed Teflon (PTFE) micro-circuitry and subsystems providing Total Integrated Packaging Solutions(TM) wireless applications. Merrimac (MRM) is listed on the American Stock Exchange. For more information about Merrimac Industries, visit its home page at www.merrimacind.com

For additional investor relations information, visit the Allen & Caron Inc website at www.allencaron.com

This press release contains statements relating to future results of Merrimac (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: general economic and industry conditions; slower than anticipated penetration into the satellite communications, defense and wireless markets; the risk that the benefits expected from the acquisition of Filtran Microcircuits Inc. are not realized; the ability to protect proprietary information and technology; competitive products and pricing pressures; risks relating to governmental regulatory actions in communications and defense programs; and inventory risks due to technological innovation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in Merrimac's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and Merrimac undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.



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